THIS PROXY IS SOLICITED ON BEHALF OF
            THE BOARD OF DIRECTORS OF APPLEBEE'S INTERNATIONAL, INC.
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 13, 1999

         The undersigned  hereby appoints each of Abe J. Gustin,  Jr. and Robert
T. Steinkamp the proxy and attorney-in-fact of the undersigned with full power of substitution for and in the name of the undersigned to attend the Annual Meeting of Stockholders of Applebee's International, Inc., to be held at the Overland Park Marriott, 10800 Metcalf, Overland Park, Kansas 66210 on May 13, 1999, at 10:00 a.m., CDT, and any and all adjournments thereof, and to vote thereat the number of shares of Common Stock of Applebee's International, Inc., which the undersigned would be entitled to vote if then personally present. The Board of Directors recommends votes FOR proposals I through IV.

   I. To elect four directors to serve until the 2002 Annual Meeting of Stockholders (except for Mr. Shadid, who would serve until the 2000 Annual Meeting of Stockholders) or until their earlier resignation;
         Nominees: Erline Belton, Eric L. Hansen, Mark S. Hansen and George D. Shadid;
         [  ]  FOR all nominees listed above.
         [  ]  FOR all nominees listed above except ___________________.
         [  ]  WITHHOLD AUTHORITY to vote for all nominees listed above.

  II. To amend the Company's 1995 Equity Incentive Plan to increase the number of shares of Common Stock available for Awards thereunder by 1,300,000 shares and to change the formula by which stock options are granted annually to non-employee directors.

         [  ]  FOR               [  ]  AGAINST                [  ]  ABSTAIN

 III.    To approve the Company's 1999 Management and Executive Incentive Plan.

         [  ]  FOR               [  ]  AGAINST                [  ]  ABSTAIN

  IV. To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the 1999 fiscal year.

         [  ]  FOR               [  ]  AGAINST                [  ]  ABSTAIN

   V. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS I THROUGH IV.


                                    Signature_______________    Date____________

                                    Signature_______________    Date____________

                                    Sign  exactly as name appears  hereon.  When
                                    shares  are  held  by  joint  tenants,  both
                                    should  sign.   When  signing  as  attorney,
                                    executor,    administrator,    trustee    or
                                    guardian, give full title. If a corporation,
                                    sign full  corporate  name by  President  or
                                    other authorized  officer. If a partnership,
                                    sign  in  partnership   name  by  authorized
                                    partner.

                                    MARK, DATE, SIGN, AND PROMPTLY  RETURN PROXY
                                    CARD IN ENCLOSED ENVELOPE.